WAIVER, CONSENT AND RELEASE AGREEMENT

         This WAIVER, CONSENT AND RELEASE AGREEMENT (this "Agreement") is made and entered into as of June 1, 2005, by and between PATRIOT SCIENTIFIC CORPORATION, a Delaware corporation, (the "COMPANY"), and SWARTZ PRIVATE EQUITY, LLC, a Georgia limited liability company (the "Rights Holder").

                                    RECITALS

         A. WHEREAS, the Rights Holder holds warrants to purchase shares of the common stock, $0.0000l par value per share, of the COMPANY (the "Warrants"), as well as a debenture convertible into shares of the common stock of the COMPANY (the "Debenture") purchased pursuant to certain Securities Purchase Agreements, by and between the COMPANY and the RIGHTS HOLDER (collectively, the "Securities Purchase Agreements").

         B. WHEREAS, the COMPANY desires to enter into the transactions contemplated by that certain Master Agreement dated as of the date hereof, by and among the COMPANY, Technology Properties Limited, Inc., a California corporation ("TPL") and Charles H. Moore (such transactions referred to herein as the "Proposed Transactions").

         C. WHEREAS, the Proposed Transactions will result in the creation of an entity ("NEWCO") which will hold and manage the subject intellectual property of the COMPANY. As a part of the Proposed Transactions, the COMPANY will receive stock of NEWCO (the "NEWCO Stock") and will be entitled to receive an income stream from NEWCO (the "NEWCO Income") as specified in the Master Agreement.

         D. WHEREAS,  the Securities Purchase  Agreements,  the Warrants and the
Debenture include provisions which may be implicated by the Proposed Transactions, and which may give the Rights Holder certain rights with respect to the Proposed Transactions.

         E. WHEREAS, the Proposed Transactions and any and all actions taken before, as of, or after the date hereof by the COMPANY (and any person acting for or on behalf of the COMPANY) or NEWCO that are specifically authorized by the Master Agreement shall be referred to herein as the "Approved Actions."

         F. WHEREAS, the COMPANY and the Rights Holder desire to facilitate the Proposed Transactions by entering into this Agreement.

         NOW,   THEREFORE,   in  consideration   of  the  respective   promises,
representations,   warranties,   covenants  and  conditions  contained  in  this
Agreement, the parties hereby agree as follows:

1. Consent. Effective upon the receipt by the Rights Holder of the consideration described in Section 7 of this Agreement, the Rights Holder hereby consents to, approves and ratifies the Proposed Transactions and the Approved Actions, each subject to Section 9 below.

2. Conveyance of Warrants. Effective upon the receipt by the Rights Holder of the consideration described in Section 7 of this Agreement, the Rights Holder hereby sells, transfers and conveys to the COMPANY, free and clear of any and all liens or other adverse claims thereto, Nine Million (9,000,000) Warrants described on Exhibit A hereto. The Rights Holder agrees to execute any documents and take any other action that may be required to effect and memorialize such transfer of the Warrants to the COMPANY pursuant to this Section 2.

3. Warrant Price Reset. Effective upon receipt by the Rights Holder of the consideration pursuant to Section 7 of this Agreement, the exercise price of the Thirteen Million, Three Hundred Seventy Four Thousand, One Hundred Twenty Eight (13,374,128) Warrants described on Exhibit B hereto will be reset to 0.015 dollars per share.

4. Waiver of Right of First Refusal, Limitation of Sale or Disposition of Intellectual Property and Redemption Upon Major Transaction. Effective upon the receipt by the Rights Holder of the consideration described in Section 7 of this Agreement, the Rights Holder hereby waives any right of first refusal or any right to limit the sale or disposition of the COMPANY's intellectual property, including but not limited to those rights set forth in Sections 4(l) and 4(m) of the Securities Purchase Agreements, and waives its right to redemption upon a Major Transaction as set forth in Section 4(o) of the Securities Purchase
Agreements, in each case to the extent necessary to allow the Proposed Transactions and the Approved Actions to occur, or any future transaction in which the Company may engage, all subject to Section 9 below.

5. Waiver of Redemption Right. Effective upon the receipt by the Rights Holder of the consideration pursuant to Section 7 of this Agreement, the Rights Holder waives any right to require any warrant redemption as a consequence of the Proposed Transactions or any future transaction in which the Company may engage, subject to Section 9 below.

6. Release of Lien. Effective upon the receipt by the Rights Holder of the consideration pursuant to Section 7 of this Agreement, the Rights Holder hereby releases its liens with regard to the COMPANY's intellectual property portfolio, including without limitation the MSD Patents, and agrees to take any and all action necessary to cause all UCC financing statements, USPTO filings and other filings or documents evidencing such lien to be terminated, provided that the debts underlying such liens shall remain intact.

7. Payment to Rights Holder. In consideration of the covenants, promises, and agreements set forth in this Agreement, the Rights Holder shall be paid $896,346 pursuant to the Escrow Agreement upon the closing of the Proposed Transactions. The Rights Holder hereby acknowledges that such consideration constitutes good, valid and sufficient consideration in exchange for the covenants, promises, and agreements of the Rights Holder set forth in this Agreement..

8. Amendment of Securities Purchase Agreements. Effective as of the receipt of consideration pursuant to Section 7 of this Agreement, the Securities Purchase Agreements shall be amended to remove Sections 4(1), 4(m) and 4(o) in their entirety, and such sections shall be of no further force or effect, all subject to Section 9 below. The COMPANY and the Rights Holder hereby acknowledge and agree that this Agreement meets all of the requirements for amendment of the Securities Purchase Agreements provided in Section 8(e) thereof.

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

9. Redemption. Notwithstanding anything to the contrary herein, in the event that any one or more of the following occur (each, a "Redemption Trigger"), the Rights Holder, at its option, may require the COMPANY to effect a Warrant Redemption (as defined below) of any or all (at the Rights Holders' option) of the Rights Holders' Warrants (as defined below):

         A. The COMPANY merges into or is bought out by another company, or becomes a private company that does not have publicly traded common stock, or sells all or substantially all of the COMPANY's assets, or
         B. Common stock of the COMPANY is tendered, purchased or exchanged pursuant to a tender offer, purchase offer or exchange offer, or
         C. There is a Change of Control (as defined below) of the COMPANY's board of directors, and one or more of the following occurs:

                (1) COMPANY sells, conveys, disposes of, spins off or assigns any or all of its NEWCO Stock, or any or all of its rights to receive the NEWCO Income, to any third party, in each case without the Right Holder's written consent.
                (2) The  COMPANY  issues  or  sells,  or agrees to issue or sell
                Variable Equity Securities (as defined below), for cash in private capital raising transactions or any securities of the Company pursuant to an equity line structure or format without obtaining the prior written approval of the Rights Holder, with the exception of any such agreements, transactions or equity lines existing as of the date hereof. For purposes hereof, the following shall be collectively referred to herein as, the "Variable Equity Securities": any debt or equity securities (or securities pursuant to an equity line structure or similar structure) which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (i) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (ii) with a fixed conversion, exercise or exchange price that greater than a thirty percent (30%) discount to the then prevailing market or is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company's Common Stock since date of initial issuance.

         If a Redemption Trigger has occurred and the Rights Holder elects a redemption, then any of the Rights Holders' Warrants selected by the Rights Holder for such redemption shall be redeemed ("Warrant Redemption") by the Company as of the record date for such Redemption Trigger at a price per share (that is, per share of common stock represented by the warrants) for each Rights Holder Warrant equal to the "Redemption Price," which shall be defined as the greater of (A) $0.50 per share, less the Exercise Price per share in effect for that Rights Holder Warrant on the trading day immediately preceding the record date of the Redemption Trigger (each subject to adjustment to account for any forward or reverse stock splits), or (B) the applicable Warrant Redemption Market Value (as defined below). For purposes hereof, the "Warrant Redemption Market Value" shall equal the aggregate of the highest Warrant Market Values (as defined below) for all of the Right Holders' Warrants being so redeemed calculated on any date during the thirty (30) business day period ending on the record date for the Redemption Trigger.

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

         For purposes hereof,

         "Change in Control" shall mean any change in the makeup of the COMPANY's board of directors such that the remaining board members from the following group do not constitute a majority of the board: Gloria Felcyn, David Pohl, Helmet Faulk, Lowell Giffhorn and Carlton Johnson, Jr.

         "Rights Holders' Warrants" shall mean all warrants to purchase common stock that have been issued from the Company to the Rights Holder for any reason at any time in the past up through the date hereof.

          "Warrant Market Value" shall equal the number of shares that would be issuable in a "cashless exercise" on the date in question, under the terms of the warrant (without regard to any contractual, legal, or regulatory restrictions on such exercise and issuance, if any, and without regard to whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance), multiplied by the Closing Price of the Company's common stock for the preceding trading day.

          "Closing Price" shall mean the closing price on the O.T.C. Bulletin Board, Nasdaq Small Cap Market, the National Market System ("NMS"), the New York Stock Exchange, or if no longer traded on the Nasdaq Small Cap Market, the National Market System ("NMS"), the New York Stock Exchange, or the O.T.C.
Bulletin Board, the "Closing Bid Price" shall equal the closing price on the principal national securities exchange or the over-the-counter system on which the Common Stock is so traded and, if not available, the mean of the high and low prices on the principal national securities exchange or other market on which the Common Stock is so traded.

10. Representations and Warranties of Rights Holder. In order to induce the COMPANY to enter into this Agreement, the Rights Holder represents and warrants to the COMPANY as follows:

         10.1 Full Knowledge. The Rights Holder acknowledges and agrees that it is fully aware of all of the terms and conditions of the Proposed Transactions, and that its representatives have had an opportunity to discuss such terms and conditions with COMPANY representatives, and to ask any questions the Rights Holder has deemed necessary.

         10.2 Compliance with Law. The execution, delivery and performance by the Rights Holder of this Agreement and the consummation of the transactions contemplated hereby, will not cause the Rights Holder to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, or (iii) any order, writ, judgment, injunction, decree, determination or award, to which he is subject.

         10.3 Authorization. When executed and delivered by the Rights Holder, this Agreement will constitute a valid and legally binding obligation of the Rights Holder enforceable in accordance with its terms, except as may be limited by (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief and other equitable remedies, (ii) judicial principles with respect to provisions contrary to public policy, and
         (iii) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, generally relating to creditors' rights.

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

11. Representations and Warranties of COMPANY. In order to induce the Rights Holder to enter into this Agreement, COMPANY represents and warrants to the Rights Holder as follows:

        11.1 Compliance with Law. The execution, delivery and performance by COMPANY of this Agreement and the consummation of the transactions contemplated hereby, will not cause COMPANY to violate or contravene
        (i) any provision of law, (ii) any rule or regulation of any agency or government, or (iii) any order, writ, judgment, injunction, decree, determination or award, to which it is subject.

        11.2 Authorization. When executed and delivered by COMPANY, this Agreement will constitute a valid and legally binding obligation of COMPANY enforceable in accordance with its terms, except as may be limited by (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief and other equitable remedies, (ii) judicial principles with respect to provisions contrary to public policy, and (iii) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, generally relating to creditors' rights.

12. Taxes. Each party shall be responsible for all taxes incurred by it as a result of any transaction contemplated by this Agreement.

13. Cooperation. COMPANY and Rights Holder acknowledge that it may be necessary to execute documents other than those specifically referred to herein in order to consummate the transactions contemplated herein. COMPANY and Rights Holder agree to cooperate with each other by executing such other documents and taking such other action as may be reasonably necessary to complete the transactions in accordance with the intent of the parties as evidenced in this Agreement.

14.     General Provisions.

        14.1 Survival of Representations and Warranties. All representations and warranties of the parties made in, pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement.

        14.2 Entire Agreement. With reference to the subject matter hereof, this Agreement is the complete and exclusive statement of all terms of the agreement between the parties and supersedes and cancels all prior and contemporaneous negotiations, agreements and representations, and constitutes the entire agreement between the parties. There are no representations, inducements, promises or agreements, oral or otherwise, with reference to the subject matter hereof, other than as expressly set forth herein. No modification, alteration, amendment or waiver of any provision hereof shall be effective unless in writing and signed by both parties.

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

         14.3 Successors Bound; Limited Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permissible assigns, except that neither party shall, without prior written consent of the other, delegate, assign, transfer, encumber or otherwise dispose of any of its rights, duties or interests under this Agreement or any part thereof.

         14.4 Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

         14.5 Governing Law. It is the intention of the parties that the laws of California, including such jurisdiction's principles of conflict of law, shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties, as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

         14.6 Forum; Expenses. In the event that any cause of action, lawsuit or other proceeding is brought by any party of this Agreement because of an alleged dispute, breach or misrepresentation in connection with or arising under this Agreement, any court of competent jurisdiction in San Diego County shall be the sole and exclusive forum for such cause of action, lawsuit or proceeding, and the prevailing party in any such action, lawsuit or proceeding shall be entitled to recover, in addition to any remedy at law or equity available to any prevailing party, all reasonable costs and expenses incurred or sustained by such prevailing party in connection with such action, lawsuit or proceeding, including, without limitation, attorneys' fees and court costs.

         14.7 Counterparts. This Agreement may be executed in two or more counterparts and by the different parties hereto in separate counterparts with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and year first written above.

PATRIOT SCIENTIFIC CORPORATION                   SWARTZ PRIVATE EQUITY, LLC


By:  /s/ DAVID H. POHL                      By:  /s/ ERIC S. SWARTZ
   -------------------------                   -----------------------------
                                                Eric S. Swartz, Manager
Name:    David H. Pohl
      ----------------------

Title:   Director
       ---------------------




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